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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and the related Proxy Statement/Prospectus of IDX Systems Corporation for the registration of its common stock and to the incorporation by reference therein of our report dated February 3, 1998, with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
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ERNST & YOUNG LLP

Boston, Massachusetts

January 15, 1999